                                                                   EXHIBIT 4.16


                              AMENDMENT NUMBER 3 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT

                  AMENDMENT NUMBER 3 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "AMENDMENT"), dated as of January 29, 1999, among WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "TRANSFEROR") and its successors and assigns, THE WACKENHUT CORPORATION, a Florida corporation, individually and as servicer ("Wackenhut" or the "SERVICER"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("ENTERPRISE" or the "PURCHASER") and its successors assigns, and NATIONSBANK, N.A., a national banking association ("NATIONSBANK"), as agent for Enterprise and the Bank Investors (in such capacity, the "AGENT") and as a Bank Investor, amending that certain Transfer and Administration Agreement dated as of December 30, 1997 among the Transferor, the Servicer, the Purchaser, the Agent and NationsBank (collectively, the "PARTIES"), as amended to the date hereof by the First Amendment to Transfer and Administration Agreement dated as of March 24, 1998, among the Parties and the Second Amendment to Transfer and Administration Agreement dated December 23, 1998, among the Parties (collectively, the "ORIGINAL AGREEMENT," and said agreement as amended by this Amendment, the "AGREEMENT").

                  WHEREAS, the Transferor has requested that the Purchaser and the Agent agree to: (a) increase the amount of the Facility Limit and the Purchase Limit under the Original Agreement, (b) extend the Commitment Termination Date of the Original Agreement, and (c) make certain other amendments to the Original Agreement;

                  WHEREAS, the Original Agreement requires that the consent of the Transferor, the Servicer, the Purchaser and each Bank Investor be obtained in order to effect certain of the amendments contemplated herein;

                  WHEREAS, on the terms and conditions set forth herein, the parties hereto consent to such amendments;

                  WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.  AMENDMENTS TO DEFINITIONS.

                           (a) The definition of "ASSIGNMENT AMOUNT" is hereby
amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "ASSIGNMENT AMOUNT" with respect to a Bank Investor
shall mean at any time an amount equal to the lesser of (i) such Bank Investor's PRO RATA portion of the Aggregate Purchaser's Investment at such time, (II) SUCH BANK INVESTOR'S PRO RATA PORTION OF THE AGGREGATE UNPAID BALANCE OF THE ELIGIBLE RECEIVABLES IN THE RECEIVABLES POOL and (III) such Bank Investor's unused Commitment."

                           (b) The definition of "CONDUIT ASSIGNEE" is hereby
amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "CONDUIT ASSIGNEe" shall mean any commercial paper
                  conduit administered by NationsBank OR BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION and designated by NationsBank from time to time to accept an assignment from the Purchaser of all or a portion of the Purchaser Investment.

                           (c) The definition of "FACILITY LIMIT" is hereby
amended by deleting the amount "$61,200,000" in the text thereof and replacing it with the amount of "$76,500,000."

                           (d) The definition of "NET ASSET TEST" should be
deleted in its entirety.

                           (e) The definition of "BANK RATE" set forth in
"APPENDIX B" to the Agreement, is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "BANK RATE" for any Yield Period for the related
                  Undivided Interest of any Purchaser or Bank Investor, as the case may be, means an interest rate PER ANNUM equal to the sum of (a) 1.25% PER ANNUM, PLUS (B) the Eurodollar Rate (Reserve Adjusted) of such Purchaser for such Yield Period; PROVIDED, HOWEVER, that if (i) it shall become unlawful for the Agent, any Enterprise Liquidity Provider or Enterprise Credit Support Provider to obtain funds in the London interbank eurodollar market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to the Agent, Enterprise Liquidity Provider or Enterprise Credit Support Provider or (ii) there shall not be time prior to the commencement of an applicable Yield Period to determine a Eurodollar Rate in accordance with its terms, then the 'BANK RATE' for any Yield Period for such Undivided Interest shall be equal to a rate of (x) 1.25% PER ANNUM, PLUS
                  (Y) the Domestic CD Rate (Adjusted) for such Yield Period.

                           (f) The definition of "COMMERCIAL PAPER" set forth in
"APPENDIX B" to the Agreement, is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "COMMERCIAL PAPER RATE" for any Yield Period for the
                  related Undivided Interest means a rate PER ANNUM equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate PER ANNUM the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest by the Purchaser purchasing such Undivided Interest including, without limitation, Purchaser's Investment and accrued and unpaid Earned Discount) may be sold by any placement agent or commercial paper dealer selected by the Agent, as agreed between each such dealer and the Agent, PLUS (ii) the greater of (A) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes and (B)) THE DEALER FEE.

                           (g) The definition of "LOSS RESERVE" set forth in
"APPENDIX B" to the Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           A. LOSS RESERVE. The LOSS RESERVE of any Undivided Interest on any day means the greater of (x) $3,750,000 and
                  (y) an amount determined as follows:

                           LR = RP x (PI + DF)

                  WHERE:

                           LR  =  the Loss Reserve of such Undivided Interest
                                  on such day;

                           RP  =  the Reserve Percentage at the close of
                                  business of Purchaser on such day, as
                                  determined pursuant to PART II.B;

                           PI  =  the related Purchaser's Investment of such
                                  Undivided Interest at the opening of business of Purchaser on such day, as determined pursuant to SECTION 1.3; and

                           DF  =  the Discount Factor of such Undivided
                                  Interest at the close of business of
                                  Purchaser on such day, as determined
                                  pursuant to PART I.A.

                  SECTION 2. AMENDMENT TO SECTION 1.2(A). Section 1.2(a) of the Original Agreement is hereby amend to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(a) PURCHASE LIMIT. The Aggregate Purchaser
                  Investments would exceed an amount (the "PURCHASE LIMIT") equal to the lesser of (x) $75,000,000 as such amount may be reduced pursuant to SECTION 1.7 (the "MAXIMUM PURCHASE LIMIT"), and (y) the then Net Pool Balance; or"

                  SECTION 3. AMENDMENT TO SECTION 1.5(A). Section 1.5(a) of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(a) The 'COMMITMENT TERMINATION DATE' shall be the
                  earlier to occur of (i) JANUARY 28, 2000 (herein, as the same may be extended, called the"SCHEDULED COMMITMENT TERMINATION Date"), and (ii) the date of Termination of the Commitment pursuant to SECTION 1.7 or 11.2."

                  SECTION 4.  Amendment to Section 4.1.

                  (a) Section 4.1(a) of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(a) AGENT'S FEES. Fees payable to the PURCHASER OR
                  TO THE Agent for services performed in its capacity as Agent or as Agent for the benefit of the Purchaser or the Bank Investors, as the case may be, shall be due and payable on such dates and in such amounts as set forth in the LETTER dated JANUARY 29, 1999 from the Transferor AND THE WACKENHUT CORPORATION TO THE AGENT AND THE PURCHASER (the "FEE LETTER")."

                  (b) Section 4.1(c) of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(c) DEALER FEE. The dealer fee is set forth in
                  THE FEE LETTER."

                  SECTION 5. AMENDMENT TO SECTION 6.1. Section 6.1 of the Original Agreement is hereby amended by adding the following sub-section immediately following sub-section (y) thereof:

                           "(z) YEAR 2000 COMPLIANCE. (A) The Transferor has (i)
                  initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the 'Year 2000 Problem' (that is, the risk that computer applications used by the Transferor or any of its subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Transferor believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be 'Year 2000 Compliant'), except to the extent that a failure to do so could not reasonably be expected (a) to have a Material Adverse Effect on the Transferor or on the transaction documented under this Agreement, or (b) to result in a Termination Event.

                           (B) The Transferor (i) has completed a review and
                  assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Receivables (the 'RECEIVABLE SYSTEMS') and (ii) has determined that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 1999 and thereafter.

                           (C) The costs of all assessment, remediation, testing
                  and integration related to the Transferor's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Transferor."

                  SECTION 6. AMENDMENT TO SECTION 6.2 Section 6.2 of the Original Agreement is hereby amended by adding the following sub-section immediately following sub-section (q) thereof:

                           "(r) YEAR 2000 COMPLIANCE. (A) The Servicer has (i)
                  initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the 'Year 2000 Problem' (that is, the risk that computer applications used by the Servicer or any of its subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Servicer believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be 'Year 2000 Compliant'), except to the extent that a failure to do so could not reasonably be expected (a) to have a Material Adverse Effect on the Servicer or on the transaction documented under this Agreement, or (b) to result in a Termination Event.

                           (B) The Servicer (i) has completed a review and
                  assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Receivables (the 'Receivable Systems') and (ii) has determined that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 1999 and thereafter.

                           (C) The costs of all assessment, remediation, testing
                  and integration related to the Servicer's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Servicer."

                  SECTION 7. AMENDMENT TO SECTION 7.2 Section 7.2 of the Original Agreement is hereby amended by adding the following sub-section immediately following sub-section immediately following sub-section (f) thereof:

                           "(g) YEAR 2000 COMPLIANCE. The Transferor will
                  promptly notify the Agent in the event the Transferor discovers or determines that any computer application (including those of its suppliers, vendors and customers) (i) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 compliant on or before January 1, 1999 and thereafter, or (ii) that is otherwise material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a Material Adverse Effect on the Transferor or on the transaction documented under this Agreement, or (b) to result in a Termination Event.

                           Further, the Transferor will deliver simultaneously
                  with any quarterly or annual financial statements or reports to be delivered under the Agreement, a certificate signed by the chief financial officer or treasurer of the Transferor that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Transferor's plan to become Year 2000 compliant or (ii) cause or be likely to cause the Transferor's representations and warranties with respect to being or becoming Year 2000 compliant to no longer be true."

                  SECTION 8. AMENDMENT TO SECTION 7.4 Section 7.4 of the Original Agreement is hereby amended by adding the following subsection immediately following sub-section (i) thereof:

                           "(j) YEAR 2000 COMPLIANCE. The Servicer will promptly
                  notify the Agent in the event the Servicer discovers or determines that any computer application (including those of its suppliers, vendors and customers) (i) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 compliant on or before January 1, 1999 and thereafter, or (ii) that is otherwise material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a Material Adverse Effect on the Servicer or on the transaction documented under this Agreement, or (b) to result in a Termination Event.

                           Further, the Servicer will deliver simultaneously
                  with any quarterly or annual financial statements or reports to be delivered under the Agreement, a certificate or statement signed by the chief financial officer or treasurer of the Servicer that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Servicer's plan to become Year 2000 compliant or (ii) cause or be likely to cause the Servicer's representations and warranties with respect to being or becoming Year 2000 compliant to no longer be true."

                  SECTION 9. AMENDMENT TO SECTION 7.5 Section 7.5 of the Original Agreement is hereby amended by adding the following sub-section immediately following sub-section (f) thereof:

                  "(g) AGREED UPON PROCEDURES. On or before 120 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 30, 1998, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Agent to the effect that they have (i) confirmed the Net Pool Balance as of the end of each Yield Period during such fiscal year, and (ii) confirmed that the Receivables treated by the Servicer as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement."

                  Sub-section 7.5 (g) entitled "OTHER" is hereby re-lettered as sub-section "(h)".

                  SECTION 10. AMENDMENT TO SECTION 11.2 Section 11.2 of the Original Agreement is hereby amended by adding the following sub-section immediately following subsection (b) thereof:

                           "(c) TERMINATION EVENTS. The Agent shall not be
                  deemed to have knowledge or notice of the occurrence of an Unmatured Termination Event or a Termination Event unless the Agent has received written notice from the Transferor specifying such Unmatured Termination Event or Termination Event and stating that such notice is a 'Notice of Termination Event'. In the event that the Agent receives such a notice of the occurrence of an Unmatured Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Purchaser. The Agent shall (subject to SECTION 12.2 hereof) take such action with respect to such Unmatured Termination Event or Termination Event as shall reasonably be directed by the Purchaser, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Termination Event or Termination Event as it shall deem advisable in the best interest of the Purchaser and the Bank Investors.

                           Subsection 11.2(c) entitled "ADDITIONAL REMEDIES" is
hereby re-lettered as sub-section "(d)."

                  SECTION 11. AMENDMENT TO SECTION 12.1. Section 12.1 of the Original Agreement is hereby amended to read in its entirety as follows (solely for the convenience, changed text is italicized):

                           "SECTION 12.1 AUTHORIZATION AND ACTION. The Purchaser
                  and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this
                  ARTICLE XII are solely for the benefit of the Agent, the Purchaser and the Bank Investors, and the Transferor shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder, the Agent shall act solely as the agent for the Purchaser and the Bank Investors, as the case may be, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Transferor or any Originator or any of their respective successors and assigns. THE AGENT (WHICH TERM AS USED IN THIS SENTENCE SHALL INCLUDE ITS AFFILIATES AND ITS OWN AND ITS AFFILIATES' OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS): (A) SHALL NOT HAVE ANY DUTIES OR RESPONSIBILITIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND SHALL NOT BE A TRUSTEE OR FIDUCIARY FOR THE PURCHASER OR ANY OTHER BANK INVESTOR; (B) SHALL NOT BE RESPONSIBLE TO THE PURCHASER OR ANY BANK INVESTOR FOR ANY RECITAL, STATEMENT, REPRESENTATION, OR WARRANTY (WHETHER WRITTEN OR ORAL) MADE IN OR IN CONNECTION WITH ANY AGREEMENT DOCUMENTS OR ANY CERTIFICATE OR OTHER DOCUMENT REFERRED TO OR PROVIDED FOR IN, OR RECEIVED BY ANY OF THEM UNDER ANY AGREEMENT DOCUMENT, OR FOR THE VALUE, VALIDITY, EFFECTIVENESS, GENUINENESS, ENFORCEABILITY, OR SUFFICIENCY OF ANY AGREEMENT DOCUMENT, OR ANY OTHER DOCUMENT REFERRED TO OR PROVIDED FOR HEREIN OR FOR ANY FAILURE BY ANY OF THE TRANSFEROR, OR ANY OTHER PERSON TO PERFORM ANY OF ITS OBLIGATIONS THEREUNDER; (C) SHALL NOT BE RESPONSIBLE FOR OR HAVE ANY DUTY TO ASCERTAIN, INQUIRE INTO, OR VERIFY THE PERFORMANCE OR OBSERVANCE OF ANY COVENANTS OR AGREEMENTS BY THE TRANSFEROR OR THE SATISFACTION OF ANY CONDITION OR TO INSPECT THE PROPERTY (INCLUDING THE BOOKS AND RECORDS) OF THE TRANSFEROR OR ANY OF ITS SUBSIDIARIES OR AFFILIATES; (D) SHALL NOT BE REQUIRED TO INITIATE OR CONDUCT ANY LITIGATION OR COLLECTION PROCEEDINGS UNDER ANY AGREEMENT DOCUMENT; AND (E) SHALL NOT BE RESPONSIBLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH ANY AGREEMENT DOCUMENT, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGENT MAY EMPLOY AGENTS AND ATTORNEYS-IN-FACT AND SHALL NOT BE RESPONSIBLE FOR THE NEGLIGENCE OR MISCONDUCT OF ANY SUCH AGENTS OR ATTORNEYS-IN-FACT SELECTED BY IT WITH REASONABLE CARE."

                  SECTION 12. AMENDMENT TO SECTION 12.2. Section 12.2 of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "SECTION 12.2. AGENTS' RELIANCE, ETC. THE AGENT SHALL
                  BE ENTITLED TO RELY UPON ANY CERTIFICATION, NOTICE, INSTRUMENT, WRITING, OR OTHER COMMUNICATION (including, without limitation, ANY THEREOF BY TELEPHONE OR TELECOPY) BELIEVED BY IT TO BE GENUINE AND CORRECT AND TO HAVE BEEN SIGNED, SENT OR MADE BY OR ON BEHALF OF THE PROPER PERSON OR PERSONS, AND UPON ADVICE AND STATEMENTS OF legal counsel (including counsel for any of the Transferor or the Servicer), independent accountants, and other experts selected by THE AGENT. AS TO ANY MATTERS NOT EXPRESSLY PROVIDED FOR BY THIS AGREEMENT, THE AGENT shall not be REQUIRED TO EXERCISE ANY DISCRETION OR TAKE ANY ACTION, BUT SHALL BE REQUIRED TO ACT OR TO REFRAIN FROM ACTING (AND SHALL BE FULLY PROTECTED IN SO ACTING OR REFRAINING FROM ACTING) UPON THE INSTRUCTIONS OF THE PURCHASER, AND SUCH INSTRUCTIONS SHALL BE BINDING ON the Purchaser AND ALL OF THE BANK INVESTORS; PROVIDED, HOWEVER, THAT THE AGENT shall not be REQUIRED TO TAKE ANY ACTION THAT EXPOSES THE AGENT TO PERSONAL LIABILITY OR THAT IS CONTRARY TO any Agreement Document OR APPLICABLE LAW OR UNLESS IT SHALL FIRST BE INDEMNIFIED TO ITS SATISFACTION BY THE BANK INVESTORS AGAINST ANY AND ALL LIABILITY AND EXPENSE which may be INCURRED BY IT BY REASON OF TAKING ANY SUCH ACTION."

                  SECTION 13. AMENDMENT TO ARTICLE 12. Article 12 of the Original Agreement is hereby further amended to include the following section immediately following Section 12.3 thereof:

                           "SECTION 12.4. RESIGNATION OF AGENT. THE AGENT MAY
                  RESIGN AT ANY TIME BY GIVING NOTICE THEREOF TO THE PURCHASER, THE BANK INVESTORS AND THE TRANSFEROR. UPON ANY SUCH RESIGNATION, THE MAJORITY INVESTORS SHALL HAVE THE RIGHT TO APPOINT A SUCCESSOR AGENT. IF NO SUCCESSOR AGENT SHALL HAVE BEEN SO APPOINTED BY THE MAJORITY INVESTORS AND SHALL HAVE ACCEPTED SUCH APPOINTMENT WITHIN THIRTY (30) DAYS AFTER THE RETIRING AGENT'S GIVING OF NOTICE OF RESIGNATION, THEN THE RETIRING AGENT MAY, ON BEHALF OF THE PURCHASER AND THE BANK INVESTORS, APPOINT A SUCCESSOR AGENT WHICH SHALL BE A COMMERCIAL BANK ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA HAVING COMBINED CAPITAL AND SURPLUS OF AT LEAST $100,000,000. UPON THE ACCEPTANCE OF ANY APPOINTMENT AS AGENT HEREUNDER BY A SUCCESSOR, SUCH SUCCESSOR SHALL THEREUPON SUCCEED TO AND BECOME VESTED WITH ALL THE RIGHTS, POWERS, DISCRETION, PRIVILEGES, AND DUTIES OF THE RETIRING AGENT, AND THE RETIRING AGENT SHALL BE DISCHARGED FROM ITS DUTIES AND OBLIGATIONS HEREUNDER. AFTER ANY RETIRING AGENT'S RESIGNATION HEREUNDER AS AGENT, THE PROVISIONS OF THIS ARTICLE XII SHALL CONTINUE IN EFFECT FOR ITS BENEFIT IN RESPECT OF ANY ACTIONS TAKEN OR OMITTED TO BE TAKEN BY IT WHILE IT WAS ACTING AS AGENT."

                  SECTION 14. AMENDMENT TO SECTION 13.2. Section 13.2 is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "SECTION 13.2. INDEMNIFICATION OF THE AGENT. The Bank
                  Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their PRO RATA portions of the Undivided Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Purchaser or any Bank Investor) in any way relating to or arising out of this Agreement or any other AGREEMENT DOCUMENT OR ANY OF the transactions contemplated HEREBY OR thereby or any action taken or omitted by the Agent under this Agreement or any other Agreement Document, PROVIDED that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their PRO RATA portions of the Undivided Interests promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Agreement Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this SECTION 13.2 shall survive payment in full of the Undivided Interests and all other amounts payable under this Agreement."

                  SECTION 15. AMENDMENT TO SECTION 13.5(A). Section13.5(a) is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(a) BANK COMMITMENT. At any time on or prior to the
                  Commitment Termination Date, in the event that the Purchaser does not effect a Purchase as requested under SECTION 2.1 then at any time, the Transferor shall have the right to require the Purchaser to assign its interest in the Aggregate Purchaser's Investment in whole to the Bank Investors pursuant to this SECTION 13.5. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in the Commitment Termination Date or (ii) the Purchaser elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Purchaser assign its interest in the Aggregate Purchaser's Investment in whole to the Bank Investors pursuant to this SECTION 13.5 and the Transferor hereby agrees to pay the amounts described in
                  SECTION 13.6(D) BELOW. UPON any such election by the Purchaser or any such request by the Transferor, the Purchaser shall make such assignment TO the Bank Investors AND THE BANK INVESTORS SHALL THEREUPON BE DEEMED TO HAVE ACCEPTED such assignment and shall assume all of the Purchaser's obligations hereunder. In connection with any assignment from the Purchaser to the Bank Investors pursuant to this SECTION 13.5, each Bank Investor shall, BY THE CLOSE OF BUSINESS (NEW YORK
                  TIME) on the date of such NOTICE OF assignment, pay to the Purchaser (IN IMMEDIATELY AVAILABLE FUNDS) an amount equal to its Assignment Amount (IT BEING UNDERSTOOD THAT NOTWITHSTANDING THE FOREGOING ASSIGNMENT OF THE AGGREGATE PURCHASERS INVESTMENT, THE BANK INVESTORS, AS ASSIGNEES, CONTINUE TO BE OBLIGATED TO FUND ADVANCES UNDER SECTION 1.3 IN ACCORDANCE WITH THE TERMS THEREOF AND SHALL NOT HAVE THE RIGHT TO ELECT THE COMMENCEMENT OF THE AMORTIZATION OF THE PURCHASERS INVESTMENT PURSUANT TO THE DEFINITION OF "REINVESTMENT TERMINATION DATE" NOTWITHSTANDING THAT THE PURCHASER HAD SUCH RIGHT). Upon any assignment by the Purchaser to the Bank Investors contemplated hereunder, the Purchaser shall cease to make any additional Purchases hereunder."

                  SECTION 16. AMENDMENT TO SECTION 13.5(B). Section 13.5(b) is hereby amended to read in its entirety as follows (solely for convenience, changed language is italicized):

                           "(b) ASSIGNMENT. No Bank Investor may assign all or a
                  portion of its interest in the Purchaser's Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Transferor, the Purchaser and the Agent. In the case of an assignment BY A Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Schedule 13.5(b) attached hereto, duly executed, assigning to the assignee a pro rata interest in the Purchaser's Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall
                  (x) be obligated to fund Purchases under Section 1.3(c) in accordance with the terms thereof, notwithstanding that the Purchaser was not so obligated and (y) not have the right to elect the commencement of the amortization of the Purchaser's Investment pursuant to the definition of 'Reinvestment Termination Date', notwithstanding that the Purchaser had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement."

                           SECTION 17. AMENDMENT TO SECTION 13.5(f). Section
13.5(f) is hereby amended to read in its entirety as follows (solely for convenience, changed language is italicized)

                           "(f) ADMINISTRATION OF AGREEMENT AFTER ASSIGNMENT.
                  After any assignment by the Purchaser to the Bank Investors pursuant to this SECTION 13.5 (and the payment of all amounts owing to the Purchaser in connection therewith), all rights of the Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of the Purchaser. IN THE EVENT THAT THE AGGREGATE OF THE ASSIGNMENT AMOUNTS PAID BY THE BANK INVESTORS PURSUANT TO SECTION 13.5(A) IS LESS THAN THE AGGREGATE PURCHASER'S INVESTMENTS ON THE DATE OF SUCH ASSIGNMENT, THEN TO THE EXTENT PAYMENTS MADE HEREUNDER IN RESPECT OF THE AGGREGATE PURCHASER'S INVESTMENTS EXCEED THE AGGREGATE OF THE ASSIGNMENT AMOUNTS, SUCH EXCESS SHALL BE REMITTED BY THE AGENT TO NATIONSBANK, OR SUCH OTHER PERSON ACTING AS COLLATERAL AGENT IN RESPECT OF THE PURCHASER'S COMMERCIAL PAPER NOTE PROGRAM."

                  SECTION 18. CONDITION PRECEDENT. This Amendment shall not become effective until the Agent shall have executed this Amendment and shall have received counterparts of this Amendment executed by the Purchaser, the Transferor, the Servicer and each Bank Investor.

                  SECTION 19. CONDITION SUBSEQUENT. Counsel to Transferor and The Wackenhut Corporation will deliver to the Purchaser and the Agent, within ten (10) Business Days after the date hereof, an opinion of counsel to Transferor and The Wackenhut Corporation, individually and as Servicer, with respect to certain corporate matters and the enforceability of the Original Agreement as amended to the date hereof (including by this Amendment). Failure to deliver such opinion in form and substance satisfactory to the Agent, the Purchaser and their counsel shall result in a Termination Event under the Original Agreement.

                  SECTION 20. REPRESENTATIONS AND WARRANTIES. Each of the Transferor and the Servicer hereby makes to the Purchaser, the Agent and each Bank Investor on and as of the date hereof, the following representations and warranties:

                           (a) AUTHORITY. Each of the Transferor and the
                  Servicer has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Original Agreement (as modified hereby). The execution, delivery and performance by the Transferor and the Servicer of this Amendment and the performance of the Original Agreement (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions;

                           (b) ENFORCEABILITY. This Amendment has been duly
                  executed and delivered by each of the Transferor and the Servicer. The Original Agreement (as modified hereby) is the legal, valid and binding obligation of the Transferor and the Servicer enforceable against the Transferor and the Servicer in accordance with its terms, and is in full force and effect; and

                           (c) REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of the Transferor and the Servicer contained in the Original Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                  SECTION 21. REFERENCE TO AND EFFECT ON THE ORIGINAL AGREEMENT.

                           Except as specifically amended and modified above,
the Original Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                           The execution, delivery and effectiveness of this
Amendment shall not operate as waiver of any right, power or remedy of the Purchaser, the Agent or the Bank Investor(s) under the Agreement, nor constitute a waiver of any provision of the Original Agreement.

                  SECTION 22. NO TERMINATION EVENT. No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event.

                  SECTION 23. AMENDMENT AND WAIVER. No provision hereof may be amended, waived, supplemented, restated, discharged or terminated without the written consent of the Transferor, the Purchaser, the Agent and the Majority Investors.

                  SECTION 24. SUCCESSORS AND ASSIGNS. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns; PROVIDED, HOWEVER, the Transferor may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Purchaser.

                  SECTION 25. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 26. SEVERABILITY; COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 27. CAPTIONS. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.



                                            ENTERPRISE FUNDING CORPORATION,
                                             as Purchaser



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            WACKENHUT FUNDING CORPORATION
                                             as Transferor



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           THE WACKENHUT CORPORATION,
                                             as Servicer



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            NATIONSBANK, N.A.,
                                             as Agent and Bank Investor



                                            By:
                                               --------------------------------
                                               Name:
                                               Title: